Exhibit 23.2

Baker Tilly US, LLP
18500 Von Karman Avenue, 10th Flr.
Irvine, CA 92612
United States of America

T: +1 (949) 222-2999
F: +1 (949) 222-2289

bakertilly.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-251829) on Form S-1 of Assure Holdings Corp. of our report dated March 30, 2021, relating to the consolidated financial statements of Assure Holdings Corp, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts”.

BAKER TILLY US, LLP

Irvine, California

March 30, 2021